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                                                                      Exhibit 11
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                                                                                Fiscal Year Ended
                                                                        --------------------------------
                                                                           March 28,        March 29,
                                                                             1998             1997
                                                                        --------------    --------------
Basic Income (Loss) Per Share Data:

    Net Income (Loss) for Year                                          $     937,000     $   (2,761,000)
                                                                        --------------    --------------
    Weighted Average Number of Common and
       Common Equivalent Shares:
          Weighted Average Common Shares Outstanding
              During the Year                                              31,053,000         31,018,000
          Common Equivalents: (1)
              Convertible Preferred Stock                                         ---               ---
              Incremental Shares Issuable on Exercise
                of Warrants                                                       ---               ---
              Incremental Shares Issuable on Exercise
                of Options                                                        ---               ---
                                                                        --------------    --------------
                Total Shares                                               31,053,000         31,018,000
                                                                        --------------    --------------

Basic Income (Loss) Per Share Data                                              $0.03             $(0.09)
                                                                        =============     ==============


Diluted Income (Loss) Per Share Data:

    Net Income (Loss) for Year                                          $     937,000     $   (2,761,000)
                                                                        --------------    --------------
    Weighted Average Number of Common and
       Common Equivalent Shares:
          Weighted Average Common Shares Outstanding
              During the Year                                              31,053,000         31,018,000
          Common Equivalents:(1)
              Convertible Preferred Stock                                   2,583,000               ---
              Incremental Shares Issuable on Exercise
                of Warrants                                                       ---               ---
              Incremental Shares Issuable on Exercise
                of Options                                                    266,000               ---
                                                                        --------------    --------------
                Total Shares                                               33,902,000         31,018,000
                                                                        --------------    --------------

Diluted Income (Loss) Per Share Data                                            $0.03             $(0.09)
                                                                        =============     ==============


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(1)  In loss years common stock equivalents are not included in the calculations of the loss per share.